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                                                                  EXHIBIT 1

                                    AGREEMENT


               This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of Allcity Insurance Company is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     Dated: August 8, 1996


     LEUCADIA NATIONAL CORPORATION      PHLCORP, INC.



     By: /s/Mark Hornstein             By: /s/Mark Hornstein
        ----------------------             ----------------------


     EMPIRE INSURANCE COMPANY           BELLPET, INC.



     By: /s/Frances M. Colalucci       By: /s/Corinne Ann Maki
        -------------------------          ----------------------


     BALDWIN ENTERPRISES, INC.          THE SPERRY AND HUTCHINSON
                                        COMPANY, INC.


     By: /s/Mark Hornstein
        ----------------------
                                        By: /s/John P. Hetherington
                                           ------------------------


     330 MAD. PARENT CORP.



     By: /s/Corinne Ann Maki
        ----------------------









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